UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report:  February 16, 2012

GENTEX CORPORATION

(Exact name of registrant as specified in its charter)

Michigan

	0-10235	38-2030505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 North Centennial Street

Zeeland, Michigan		49464

(Address of principal executive office)

		(Zip Code)

Registrant's telephone number, including area code:  (616) 772-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

            (a)        On and effective February 16, 2012, the Board of Directors of Gentex Corporation (the "Company") approved certain amendments to the Company's Bylaws.  An amendment to Section 2 of Article IV of the Bylaws provides that if a director in an uncontested election receives less than a majority of the votes cast, then such director shall promptly tender his or her resignation to the Board of Directors.  An amendment consisting of new Section 14 of Article IV of the Bylaws provides that the Board of Directors may condition the nomination of any candidate for election as a director upon whether the candidate is willing to tender his or her resignation upon a failure to receive a majority of votes cast in an uncontested election, as well as any other required experience as qualifications of candidates established in writing.

Section 9.01 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

            (d)        Exhibits.

Exhibit 3(ii) Bylaws.  Amendment to Bylaws of the Company relating to Sections 2 and 14 of Article IV of the Bylaws (as amended).

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 20, 2012	GENTEX CORPORATION
(Registrant)

	By:	/s/ Steve Dykman
Steve Dykman
Vice President – Finance and
Chief Financial Officer